UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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ADVISORS SERIES TRUST

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Advisors Series Trust 615 East Michigan Avenue, Milwaukee, Wisconsin 53202

SEMPER MBS TOTAL RETURN FUND
A series of Advisors Series Trust

February 14, 2018

Dear Valued Shareholder,

Thank you for being an investor in the Semper MBS Total Return Fund. A special meeting of shareholders of your Fund is scheduled to be held on March 22, 2018. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

The proposal shareholders are being asked to vote on is the approval of an Amended Investment Advisory Agreement between Semper Capital Management, L.P. and the Trust, on behalf of the Fund. The proposal has been carefully reviewed by the Trust's Board of Trustees and the Board recommends that you vote FOR the proposal. It is very important that we receive your vote before March 22, 2018.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy materials that have been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/semper2018.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-564-8149 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m.

We very much appreciate your attention to this matter.

Sincerely,

/s/ Gregory A. Parsons
Gregory A. Parsons
Chief Executive Officer
Semper Capital Management, L.P.

How do I vote?

There are four convenient methods for casting your important proxy vote:

1.
Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-888-564-8149. Representatives are available Monday through Friday 9 a.m. to 11 p.m.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before March 22nd.

NOBO

Advisors Series Trust 615 East Michigan Avenue, Milwaukee, Wisconsin 53202

SEMPER MBS TOTAL RETURN FUND
A series of Advisors Series Trust

February 14, 2018

Dear Valued Shareholder,

Thank you for being an investor in the Semper MBS Total Return Fund. A special meeting of shareholders of your Fund is scheduled to be held on March 22, 2018. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

The proposal shareholders are being asked to vote on is the approval of an Amended Investment Advisory Agreement between Semper Capital Management, L.P. and the Trust, on behalf of the Fund. The proposal has been carefully reviewed by the Trust's Board of Trustees and the Board recommends that you vote FOR the proposal. It is very important that we receive your vote before March 22, 2018.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy materials that have been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/semper2018.pdf. If you have any proxy related questions, please call 1-888-564-8149 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m.

We very much appreciate your attention to this matter.

Sincerely,

/s/ Gregory A. Parsons
Gregory A. Parsons
Chief Executive Officer
Semper Capital Management, L.P.

How do I vote?

There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded by or before March 22nd.

OBO